KEYSTONE MID-CAP GROWTH FUND (S-3)


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 30, 1997



         The undersigned, revoking all Proxies heretofore given, hereby appoints [Name], [Name], and [Name] or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Keystone Mid-Cap Growth Fund (S-3) (the "Mid-Cap Growth Fund") that the undersigned is entitled to vote at the special meeting of shareholders of the Mid-Cap Growth Fund to be held at 3:00 p.m. on Monday, June 30, 1997 at the offices of Keystone Investment Management Company, 26th Floor, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:

         To approve an Agreement and Plan of Reorganization whereby Keystone Strategic Growth Fund (K-2) will (i) acquire all of the assets of the Keystone Mid-Cap Growth Fund in exchange for Shares of Keystone Strategic Growth Fund (K-2); and (ii) assume [_______________] liabilities of the Mid-Cap Growth Fund, as substantially described in the accompanying Prospectus/Proxy Statement.





          ___________ FOR  ___________ AGAINST   ___________ ABSTAIN















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PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE MID-CAP GROWTH FUND.

THE BOARD OF TRUSTEES OF THE MID-CAP GROWTH FUND RECOMMENDS A VOTE FOR THE PROPOSAL.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH
OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY
ADJOURNMENTS THEREOF.
 .


                                 NOTE: PLEASE SIGN EXACTLY AS YOUR
                                 NAME(S) APPEAR ON THIS CARD.

                                 Dated:                            , 199_

                                 Signature(s):

                                 Signature (of joint  owner,
                                   if any):



NOTE: When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy. Please sign, date and return.









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